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                                                                  Exhibit 12.1


                         InSight Health Services Corp.
                       Ratio of Earnings to Fixed Charges
      (dollars in thousands, except ratio of earning to fixed charges)


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

                                                                                                     Years Ended
                                                                                            ------------------------------
                              Nine Months Ended      Year Ended        Six Months Ended     December 31,      December 31,
                                March 31, 1998      June 30, 1997        June 30, 1996         1995               1994
                              -----------------     -------------      -----------------    ------------      ------------
                                (Unaudited)

Ratio of earnings
  to fixed changes                      --                 1.2x                  --                 --               1.2x
Fixed charge
  coverage deficiency              $ 1,022                  --              $ 4,093            $ 4,319                --

Fixed charges:
  Interest expense                 $ 4,665             $ 4,055              $ 1,144            $ 1,626           $ 1,206
  Rent expense                       4,896               6,735                2,485              5,134             5,139
                              -----------------     -------------      -----------------    ------------      ------------
Total fixed charges                $ 9,561             $10,790              $ 3,629            $ 6,760           $ 6,345
                              -----------------     -------------      -----------------    ------------      ------------
                              -----------------     -------------      -----------------    ------------      ------------
Pretax income (loss)               $(1,022)            $ 1,708              $(4,093)           $(4,319)          $   974
Add fixed charges                    9,561              10,790                3,629              6,760             6,345
                              -----------------     -------------      -----------------    ------------      ------------
Earnings                           $ 8,539             $12,498              $  (464)           $ 2,441           $ 7,319
                              -----------------     -------------      -----------------    ------------      ------------
                              -----------------     -------------      -----------------    ------------      ------------
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